UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

MEREDITH CORPORATION

(Exact name of registrant as specified in its charter)

Iowa	001-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2021, Meredith Corporation, an Iowa corporation (the “Company”), Gray Television, Inc., a Georgia corporation (“Parent”), and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company, Parent and Merger Sub agreed to effect the acquisition of the Company by Parent, immediately after and subject to the consummation of the Spin-Off (as described below), through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Merger Agreement and the Separation and Distribution Agreement (as defined below), immediately prior to the closing of the Merger, the Company intends to separate its local media group and national media group operations into two independent companies by distributing (the “Distribution”) to the Company’s shareholders, on a pro rata basis, the issued and outstanding capital stock of Meredith Holdings Corporation, an Iowa corporation and newly formed wholly owned subsidiary of the Company (“SpinCo”), which will hold the Company’s national media group and corporate segments following the separation (collectively, the “Spin-Off”). The Company, Parent and SpinCo have entered into a Separation and Distribution Agreement, an Employee Matters Agreement, a Tax Matters Agreement and a Transition Services Agreement (collectively, the “Spin-Off Documents”), each as further described below, which govern the terms and conditions of the Distribution and Spin-Off.

Merger Agreement

Transaction Structure

Upon the consummation of the Merger and filing of articles of merger with the Secretary of State of the State of Iowa and a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), each share of Common Stock, par value $1.00 per share, of the Company (“Common Stock”) and Class B Common Stock, par value $1.00 per share, of the Company (“Class B Stock”, and together with the Common Stock, the “Company Stock”), other than shares (i) to be canceled in accordance with Section 2.6(a) of the Merger Agreement and (ii) subject to the provisions of Section 2.8 of the Merger Agreement regarding dissenting shares of Class B Stock, shall be converted into the right to receive $14.51 in cash (such amount, the “Merger Consideration”).

The Merger Agreement provides that (i) each in-the-money option award (after giving effect to the adjustment to exercise price described below) with respect to Common Stock outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, (ii) each restricted stock unit award with respect to Common Stock outstanding immediately prior to the Effective Time, (iii) each share of the Company’s restricted stock and each right of any other kind, contingent or accrued, to receive shares of Common Stock or benefits measured in whole or in part by the value of a number of shares of Common Stock granted by the Company (including stock equivalent units, phantom units, deferred stock units, stock equivalents and dividend equivalents) outstanding immediately prior to the Effective Time, and (iv) each warrant to purchase Common Stock outstanding and unexercised immediately prior to the Effective Time, shall automatically and without any action on the part of the holder thereof be cancelled, and shall only entitle the holder thereof to receive such holder’s portion of the Merger Consideration, if any, as set forth in the Merger Agreement.

Non-Solicitation

The Company has agreed, among other things, not to (i) solicit, initiate, knowingly encourage or knowingly facilitate any alternative acquisition proposals from third parties, or (ii) subject to certain exceptions, participate or continue in any discussions or negotiations regarding alternative acquisition proposals.

If, prior to the time that the required Company shareholder vote is obtained, the Company receives a bona fide acquisition offer, proposal or indication of interest that the board of directors of the Company (the “Board”) reasonably determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, (i) is or could reasonably be expected to lead to a superior proposal in accordance with the Merger Agreement and (ii) failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, then the Company may, in response to such proposal, furnish nonpublic information relating to the Company and its subsidiaries to the person or group (or any of their representatives or potential financing sources) making such proposal and engage in discussions or negotiations with such person or group and their representatives regarding such proposal, subject to certain limitations and procedures.

Prior to the time that the required Company shareholder vote is obtained, (i) the Company may, subject to compliance with certain obligations set forth in the Merger Agreement, including the payment of a termination fee, terminate the Merger Agreement to enter into a definitive agreement to accept a superior proposal in accordance with the Merger Agreement, and (ii) the Board may change its recommendation to the Company shareholders regarding adopting the Merger Agreement in response to an intervening event or a superior proposal if the Board determines in good faith after consultation with its outside counsel that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to the Company’s shareholders under applicable law, subject in each case to customary notice and other limitations as outlined in the Merger Agreement.

Conditions to the Merger

The transaction has been approved by the Board and the board of directors of Parent. The consummation of the Merger is subject to completion of the Distribution and Spin-Off (including the SpinCo Cash Payment (as defined below) and the effective registration of the SpinCo common stock under the Securities Exchange Act with the Securities and Exchange Commission (the “SEC”)) and the satisfaction or waiver of certain other customary conditions, including, among others: (i) the receipt of approval from the Federal Communications Commission and the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the approval of the Merger Agreement by the shareholders of the Company as described in more detail below, and (iv) certain customary third party consents. The transaction is not subject to any Parent financing condition. Parent intends to fund the transaction with a combination of cash on hand and committed debt financings.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature and in this industry. The Merger Agreement also contains customary pre-closing covenants, including the obligation of the Company to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of Parent.

The Merger Agreement contains certain termination rights for both the Company and the Parent. Upon termination of the Merger Agreement under specific circumstances, the Company will be required to pay Parent a termination fee of $36,000,000, including in the event that the Company enters into a definitive agreement with respect to a superior proposal or an adverse recommendation is issued by the Board with respect to the transaction. If the required Company shareholder vote is not obtained at a shareholder meeting duly held for such purpose or the transaction does not occur by the date specified in the Merger Agreement due to the failure of certain conditions to consummate the Distribution and the Spin-Off, the Company will be required to pay to Parent the amount of out of pocket costs and expenses related to the transaction, subject to certain limitations in the Merger Agreement, in an amount not to exceed $10,000,000. The Merger Agreement also provides that Parent will be required to pay a termination fee to the Company of $125,000,000 if the Merger Agreement is terminated by the Company due to Parent’s breach of the agreement or failure to close, subject to certain limitations set forth therein.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before May 3, 2022 (which may be automatically extended to August 3, 2022, in certain circumstances specified in the Merger Agreement).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of the Company and Parent to the other in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company or Parent.

Shareholder Approval

Approval and adoption of the Merger Agreement by the Company’s shareholders requires the affirmative vote of (i) holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock, voting as a single class, (ii) holders of a majority of the votes cast by the holders of the outstanding shares of Class B Stock, voting as a single class, and (iii) holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock and Class B Stock, voting together as a single class, in each case at a meeting of the Company’s shareholders where a quorum is present. No vote of the shareholders of Parent is required in connection with the Merger.

Voting and Support Agreement

In connection with entering into the Merger Agreement, Parent and Company shareholders with voting control of approximately 87% of the issued and outstanding Class B Stock entered into a Voting and Support Agreement (the “Support Agreement”). The Support Agreement generally requires that the shareholders party thereto vote their shares in favor of the adoption of the Merger Agreement and to take certain other actions in furtherance of the transactions contemplated by the Merger Agreement.

Separation and Distribution Agreement

On May 3, 2021, the Company, Parent and SpinCo entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Distribution and Spin-Off will be consummated and the assets and liabilities of the

Company will be allocated between SpinCo and the Company. Pursuant to the Separation and Distribution Agreement, SpinCo will assume the assets and liabilities primarily related to the Company’s national media group and corporate segments and the Company will retain the assets and liabilities primarily related to the Company’s local media group, subject to certain exceptions as set forth therein.

Immediately prior to the Distribution, SpinCo or another subsidiary of the Company designated as member of the SpinCo group under the Separation and Distribution Agreement will also enter into one or more financing arrangements, for which the Company has obtained financing commitments described below (the “SpinCo Financing”), that will fund a cash payment to the Company to be used to repay certain of the Company’s outstanding indebtedness (the “SpinCo Cash Payment”). The amount of the SpinCo Cash Payment will be determined in connection with the closing and will be the amount required for the Company to have an agreed amount of net debt after giving effect to the Distribution, Spin-Off and SpinCo Cash Payment.

In connection with the SpinCo Financing, the Company entered into a commitment letter (the “Commitment Letter”) with Royal Bank of Canada, RBC Capital Markets, and Barclays Bank PLC (collectively, the “Commitment Parties”) on May 3, 2021, pursuant to which the Commitment Parties have committed to provide to SpinCo $725 million of secured term loans pursuant to a term loan facility and $150 million of secured revolving commitments, the proceeds of which will be used to (i) repay the loans under the Company’s existing credit facilities and certain outstanding debt of the Company, (ii) pay the SpinCo Cash Payment, (iii) pay the fees and expenses incurred by the Company in connection with the Merger and Spin-Off and (iv) fund working capital of SpinCo. The commitments to provide the foregoing loans are subject to certain conditions, including the negotiation of definitive documentation for the foregoing loans, that no material adverse effect on the financial condition, business or operations of SpinCo has occurred and other customary closing conditions consistent with the Merger Agreement and Separation and Distribution Agreement. The Company and SpinCo will pay customary fees and expenses in connection with obtaining the Commitment Letter and the foregoing loans and has agreed to indemnify the lenders if certain losses are incurred by the lenders in connection therewith. Among other termination rights, the obligations of the Commitment Parties under the Commitment Letter will terminate automatically upon the earliest to occur of: (i) one year following the date of the Commitment Letter (plus one automatic extension of 90 days if the Merger has not been consummated on or prior to such date due solely to the failure to obtain required regulatory approvals), (b) consummation of the Separation without the funding of the SpinCo Financing, (c) execution and delivery of definitive loan documents and (d) the termination of the Separation and Distribution Agreement. The consummation of the SpinCo Financing is a condition to the Distribution and Spin-Off. .

SpinCo intends to amend its articles of incorporation prior to the Distribution and Spin-Off to adopt a dual class capital structure (with one vote per share of SpinCo common stock and 10 votes per share of SpinCo class B common stock). In connection with the Distribution, SpinCo will make a pro rata distribution to the shareholders of the Company of (i) one share of SpinCo common stock for every one share of Common Stock so held and (ii) one share of SpinCo class B common stock for every one share of Class B Stock so held. Further, SpinCo will make a pro rata distribution of one share of SpinCo common stock for every warrant to purchase one share of Common Stock outstanding immediately prior to the Distribution. In connection with the Distribution, SpinCo will also issue adjusted SpinCo equity awards with respect to each Company Option, Company Restricted Stock Unit and Company Share-Based Award outstanding immediately prior to the Distribution based on a 1:1 ratio and subject to the terms and conditions as set forth in the existing awards. In connection with the Distribution, the exercise price of each Company Option issued under the Company’s incentive equity plans and each corresponding SpinCo option will be adjusted on a proportionate value basis so that the total exercise price for the corresponding options equals the current exercise price of the Company Option.

Completion of the Distribution and Spin-Off is subject to the satisfaction or waiver of the conditions to the consummation of the Merger. Completion of the Distribution and Spin-Off is also subject to the consummation of the SpinCo Financing, effectiveness of a Registration Statement on Form 10 regarding SpinCo common stock , receipt by the Company and SpinCo of a solvency opinion, the acceptance of SpinCo’s common stock for listing on the New York Stock Exchange, the absence of an injunction or law preventing the consummation of the transactions (including the Distribution and the Merger) and other customary closing conditions.

The summary of the Separation and Distribution Agreement included in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which is included as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Employee Matters Agreement

On May 3, 2021, the Company, Parent and SpinCo entered into an Employee Matters Agreement (the “Employee Matters Agreement”) governing the rights and obligations of the Company, SpinCo and Parent with respect to employees and employee benefit plans in connection with the Spin-Off. The Employee Matters Agreement generally provides that (1) the Company’s national media group and corporate-level employees and associated liabilities and all benefit plans of the Company will be assumed by SpinCo and (2) the Company’s local media group employees and associated liabilities will be retained by the Company, subject to the specific terms and conditions of the Employee Matters Agreement.

The summary of the Employee Matters Agreement included in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Tax Matters Agreement

On May 3, 2021, the Company, Parent and SpinCo entered into a Tax Matters Agreement (the “Tax Matters Agreement”) governing the respective rights, responsibilities and obligations of SpinCo, the Company and Parent with respect to taxes, tax attributes, tax returns, tax contests and certain other tax matters in connection with the Spin-Off. Pursuant to the Tax Matters Agreement, (1) SpinCo will be liable for all pre-closing taxes of the Company and SpinCo and the post-closing taxes of SpinCo, and (2) Parent will be liable for all post-closing taxes of the Company, subject to the specific terms and conditions of the Tax Matters Agreement.

The summary of the Tax Matters Agreement included in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Transition Services Agreement

On May 3, 2021, the Company, Parent and SpinCo entered into a Transition Services Agreement (the “Transition Services Agreement”) governing SpinCo’s provision of certain services to the Company for a period of time after the closing of the Merger, including services relating to information technology infrastructure, human resources matters, finance and contract support, in exchange for payment by the Company to SpinCo of certain agreed-upon amounts.

The summary of the Transition Services Agreement included in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 3, 2021, the Company issued a press release announcing entry into the Merger Agreement and the Spin-Off Documents. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On May 3, 2021, the Company and Parent held a webcast with investors. The investor presentation used in connection with the webcast is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information furnished under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of May 3, 2021, by and among Parent, Merger Sub, and the Company.*

2.2	Separation and Distribution Agreement, dated as of May 3, 2021, by and among the Company, Parent and SpinCo.

10.1	Employee Matters Agreement, dated as of May 3, 2021, by and among the Company, Parent and SpinCo.

10.2	Tax Matters Agreement, dated as of May 3, 2021, by and among the Company, Parent and SpinCo.

10.3	Transition Services Agreement, dated as of May 3, 2021, by and among the Company, Parent and SpinCo.

99.1	Press Release issued May 3, 2021 by the Company.**

99.2	Investor Presentation dated May 3, 2021.**

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.
**	Furnished pursuant to Item 7.01 of Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K and the Exhibits attached hereto contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions. Actual results may differ materially from those currently anticipated.

Statements in this Current Report on Form 8-K and the Exhibits attached hereto regarding the Company, Parent, and SpinCo that are forward-looking, including projections as to the anticipated benefits of the proposed transactions, the methods that will be used to finance the transactions, the impact of the transactions on anticipated financial results, the synergies from the proposed transactions, and the closing date for the proposed transactions, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of the Company, Parent, and SpinCo. In particular, projected financial information for the Surviving Corporation and SpinCo is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of the Company or Parent. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transactions; the risk that a condition to closing of the proposed transactions may not be satisfied and the transactions may not close; the risk that a regulatory approval that may be required for the proposed transactions is delayed, is not obtained or is obtained subject to conditions that are not anticipated; management’s ability to separate the national media business into an independent publicly-traded company; the diversion of management time on transaction-related issues; change in national and regional economic conditions; pricing fluctuations in advertising; changes in paper and postage prices; reliance on printing suppliers; changes in magazine circulation sales; industry consolidation; technological developments; and major world news events.

For more discussion of important risk factors that may materially affect the Company, Parent and SpinCo, please see the risk factors contained in Parent’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2020, both of which are on file with the SEC. You should also read the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is also on file with the SEC.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of the Company, Parent, SpinCo or the Surviving Company. None of the Company, Parent, SpinCo or the Surviving Company assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of the Company. In connection with the Merger and Spin-Off, the Company intends to file relevant materials with the SEC, including a proxy statement. In addition, SpinCo intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, PARENT, MERGER AND SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Parent with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director Corporate Communications, at 515-284-3622.

Participants in the Solicitation

The Company and Parent and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the Merger and Spin-Off. Information about Parent’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the Merger and Spin-Off that the Company will file with the SEC when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION

/s/ Jason Frierott
Jason Frierott
Chief Financial Officer

Date: May 3, 2021